UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 23, 2009

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

           As previously reported, Bruce C. Galton resigned from his positions as President, Chief Executive Officer and member of the Board of Directors of Senesco Technologies, Inc. (the “Company”).  In connection therewith, on November 23, 2009, the Company entered into a Confidential Separation Agreement and General Release (the “Agreement”) with Mr. Galton.

The material terms of the Agreement are as follows:

•
The Company will pay Mr. Galton severance in an amount equal to four months of his current annual base salary, less all applicable federal and state withholdings and deductions which are authorized or required by law, with such amount to be paid in accordance with the Company’s normal payroll schedule;

•	In the event Mr. Galton elects continuation of coverage under COBRA, the Company will pay the COBRA premiums for continuation of his group health insurance coverage for a period of four months;

•
All currently outstanding equity awards made to Mr. Galton during his course of employment, to the extent any of the awards are stock options, shall remain exercisable for the underlying shares of common stock until the expiration date of such options as set forth in the applicable stock option agreement.  In addition, Mr. Galton shall receive 49,500 shares of common stock which represent shares underlying restricted stock units (“RSU”) which were awarded to Mr. Galton under the Company’s 2009 Short Term Incentive Plan.  Aside from the foregoing RSUs, Mr. Galton shall not receive any additional RSUs under either the Short Term Incentive Plan or Long Term Incentive Plan.

•	The Company will pay Mr. Galton for all of his accrued but unused vacation days.

Mr. Galton may revoke his acceptance of the Agreement within seven calendar days following the execution of the Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 16, 2009, Bruce C. Galton resigned from his positions as President, Chief Executive Officer and member of the Board of Directors of the Company.  In connection therewith, on November 23, 2009, the Company entered into the Agreement with Mr. Galton, the material terms of which are described in Item 1.01 above.  A copy of the Agreement is filed as exhibit 10.1 to this periodic report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Confidential Separation Agreement and General Release by and between the Company and Bruce C. Galton dated as of November 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: November 25, 2009	By:	/s/ Jack Van Hulst
Name: Jack Van Hulst
Title: President and Chief Executive Officer